Principal Mutual Funds               ACCOUNT APPLICATION

1-800-247-4123, 7:00 AM to 7:00 PM Central time

1)  ACCOUNT INFORMATION (Please print)

Type of Account Personal ___ UTMA ___ TOD   ___ Corporate ___ Trust ___
                Partnership ___


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      First            Middle Initial   Last                    Date of Birth


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      First            Middle Initial    Last                   Date of Birth


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             Address

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             City                    State                    Zip Code


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             Evening Phone                    Daytime Phone

___ Social Security or    ___ Tax Identification Number

Owner _______________________________

Joint Owner _________________________

__  I am a nonresident-alien - attach IRS Form W-8.

__ I am a resident alien-specify country of citizenship and attach IRS Form W-8 and, if applicable, IRS Form 1078.

Registered representative is licensed in state of client's primary residence.
__  Yes         __ No

2)  INVESTMENT DIRECTION

              Class "A" will be purchased  LUMP-SUM
FUND NUMBER    if no class selected       INVESTMENT       MONTHLY INVESTMENT*
(see instructions)  FUND NAME         Minimum of $1,000  AMOUNT      DATE (1-31)
                                    ($250 for UTMA accounts)
--------------      -------------------   $-----------  $-------------   -------

--------------      -------------------   $-----------  $-------------   -------

--------------      -------------------   $-----------  $-------------   -------

--------------      -------------------   $-----------  $-------------   -------

--------------      -------------------   $-----------  $-------------   -------

                                 Total    $___________  $_____________

* Complete Check Authorization Form in the instructions to this application and attach a voided check or deposit slip.

__  Check enclosed.  (Make check payable to Principal Mutual Funds).

__  This application is for settlement of a telephone order placed on _________.

3)  INVESTOR INFORMATION

Primary Investment Objective:   ____Appreciation with Emphasis on Safety
                                ____Appreciation with Acceptance of Risk
                                ____Speculation
                                ____Income with Emphasis on Safety
                                ____Income with Acceptance of Risk
                                ____Tax Reduction

Estimated Income (current tax year in thousands): __ Under $25  __ $25 - $50

                     __ $51 - $100    __ Over $100     __ Tax Bracket ____%

Approximate Net Worth (in thousands): __ Under $25   __ $25 - $50  __ $51 - $100

                                      __ $101 - $250     __ Over $250

Occupation(s): _________________________________________________________________

Source of funds for this purchase ______________________________________________

Employer(s) name and address ___________________________________________________

Other Investments $_____________________________________________________________

(amount) invested in ___________________________________________________________

__ I am an associated person of an NASD member firm      __ No    __ Yes

4) SIGNATURE AND TAX NUMBER CERTIFICATION

I have read this application and had the opportunity to read the prospectus and agree to all their terms. In addition, I authorize the instructions in this application. I have been given the opportunity to ask any questions I have regarding this investment, and they have been answered to my satisfaction. I understand the investment objective of each Principal Mutual Fund for which I am applying and believe it is compatible with my investment objective. I understand that telephone transaction privileges (including telephone redemption and exchange requests) apply unless I specifically decline them on this application and that I bear the risk of loss resulting from any fraudulent telephone redemption or exchange request which the Fund reasonably believes to be genuine. I also understand the Fund has adopted procedures designed to reduce the risk of fraudulent transactions, which are disclosed in the prospectus. I understand that exchanges between Funds are taxable transactions. I certify under penalties of perjury (check the appropriate response):

__ that the Social Security or Taxpayer Identification Number shown in Section 1 is correct and that the IRS has either never notified me that I am subject to backup withholding or has notified me that I am no longer subject to such backup withholding.

__ that I have not been issued a Taxpayer Identification Number but have applied for such number or intend to apply for such number in the near future. I understand that if I do not provide a correct taxpayer identification number to the Fund, backup withholding as described in the Fund's prospectus will commence immediately.

__ that I am subject to backup withholding.

Sign below exactly as your name appears in Section 1. For joint registration, all owners must sign. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.


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Signature of owner                                       Date

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Signature of joint owner (if any)                        Date


1.  Registered Representative's Name ___________________________________________
                                               (Please Print and Sign)

    Rep Number __________________     Percentage ________________


2.  Registered Representative's Name ___________________________________________
                                               (Please Print and Sign)

    Rep Number ___________________    Percentage ________________

    Dealer's Name ______________________________________________________________

    Authorized Dealer's Signature ______________________________________________

OPTIONAL FEATURES

__ A. Decline Telephone Transaction Services. I(We) do not want telephone transaction services as described in the prospectus. (If this box is not checked telephone transaction services will apply.)

__ B. Dividend/Distribution/Redemption Election. If no option is indicated, dividends will be reinvested, without charge, in shares of the Fund from which they are paid. If you want redemptions directed to a bank account, please complete this section.

                                           DISTRIBUTIONS TO
                                     BANK ACCOUNT (See Instructions)

 FUND    DIVIDENDS   CAPITAL GAINS             ELECTRONIC      DIVIDEND RELAY
NUMBER   IN CASH        IN CASH      WIRED* FUNDS TRANSFER** (See Instructions)

-----      -----         -----       -----      -----               -----

-----      -----         -----       -----      -----               -----

-----      -----         -----       -----      -----               -----

-----      -----         -----       -----      -----               -----

-----      -----         -----       -----      -----               -----

*   Up to $6 charge per transfer.
**  No additional charge, but takes up to 3 days to complete.

__ C. Checkwriting. I (We) wish to be able to redeem Class A shares from Principal Cash Management Fund, Inc. and/or Principal Tax-Exempt Cash Management Fund, Inc. by check ($100 minimum). The checkwriting service is subject to all of the terms and conditions contained in the Fund(s) then-current prospectus.

     By signing in Section 4, I/we authorize Norwest Bank Iowa, N.A. (the "Bank") to honor checks drawn by the undersigned on the account of the indicating Fund(s). The Fund(s) transfer agent, Principal Management Corporation (the "Transfer Agent"), is authorized to redeem enough shares from the Fund account of the undersigned to cover payment of the check. This authorization will continue in effect until the Fund(s) receives written notice of any change signed by the undersigned, with signatures guaranteed.

__ Check here if the signatures of all account owners are required on checks. If this box is not checked, only one signature will be required.

__ D. Automatic Exchange Election. (See Prospectus for details.) To authorize automatic exchanges from one Fund to another, complete the following:

                                                                       Dollar Amount and Receiving Fund Number
     Exchanging        Exchange       (M)onthly or                      ($25 minimum for each receiving Fund)
     Fund Number        Date          (Q)uarterly       Dollar Amount        Fund Number       Dollar Amount         Fund Number

1.   ___________       _______            ____          $___________          _________        $____________         ___________

2.   ___________       _______            ____          $___________          _________        $____________         ___________

__   E.  Periodic  Withdrawal  Election.  (Complete  "5.B."  above  if  periodic withdrawals  are to be directed to a bank account.)  Complete the following to redeem shares automatically on a scheduled basis:
                                                Date of Withdrawal
     Fund                Amount             Beginning                          (M)onthly, (Q)uarterly,
     Number           ($25 Minimum)           Month          Date           (S)emiannually or (A)nnually

1.   __________       $___________          ________         ________                   ____

2.   __________       $___________          ________         ________                   ____

3.   __________       $___________          ________         ________                   ____

6)  SALES CHARGE REDUCTION PRIVILEGES

     (See the Prospectus "Offering Price of Funds' Shares" for details.)

__   A. Statement of Intention (SOI)

If $50,000 or more will be invested in shares of the PRINCIPAL FUNDS (Class A shares subject to a sales charge or Class B shares) over a 13-month period (2-year period if investing $1 million or more), check the intended amount. A reduced sales charge will be granted, subject to the terms and conditions set forth in the Statement of Additional Information.

__ $50,000    __ $100,000     __ $250,000     __ $500,000     __ $1,000,000
   or Over        or Over         or Over         or Over          or Over

NOTE: SOIs apply only to Class A shares. However, Class B shares will be credited toward the fulfillment of this SOI.

__    B. Rights of Accumulation

List below the fund account number(s) for you, your spouse and dependents who have existing Principal Mutual Fund accounts or are opening one at this time. Class A shares, including Class A shares of the Money Market Funds acquired by exchange of other Principal Funds, and Class B shares are combined for Rights of Accumulation purposes. A reduced sales charge is available as described in the Statement of Additional Information.

-----------------------------------         ------------------------------------
Account Number                              Account Number

-----------------------------------         ------------------------------------
Account Number                              Account Number

__        C.  Designated  Investors who may Purchase Class A Shares at a Reduced
          Sales  Charge  (Additional   information  may  be  required.  See  the
          Statement of Additional Information for details.)

      __  No sales charge applies because of the following:

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      __  A reduced sales charge applies as outlined within the Statement of
          Additional Information: (specify, e.g., payroll deduction plan)

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
           INSTRUCTIONS FOR COMPLETING THE PRINCIPAL FUND APPLICATION

Sections 1-4 of the account application must be completed to establish an account. (Do not use this application to establish an IRA or 403(b) account.) Optional features may be elected in Section 5 and an indication that a purchase is or may be eligible for a reduced sales charge must be made in Section 6. Mail the completed application with a check for the purchase amount to: Princor, P.O. Box 10423, Des Moines, Iowa 50306-0423. For assistance in completing the application, call toll-free 1-800-247-4123.

SECTION 1: ACCOUNT REGISTRATION

If this account has more than one shareholder, the account will be registered "JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP" unless otherwise specified. For a Uniform Gift/Transfer to Minors Act ("UTMA") account, use the name of the adult custodian on the owner line and the name of the child on the joint owner line. Use the child's social security number. For a trust, corporation, partnership or other entity, complete the first two lines exactly as the registration should appear and attach a copy of the trust agreement, corporate resolution identifying the person authorized to act on behalf of the corporation or partnership agreement, as applicable. For a Transfer on Death (TOD) account, attach Transfer on Death Registration Form (MM 1578).

SECTION 2: INVESTMENT DIRECTION

* Indicate the Fund or Funds (see below) in which you want to invest. Each Fund is assigned a number for its Class A shares (front-end sales charge) and its Class B shares (contingent deferred sales charge). The table below lists the Fund numbers. Write the Fund number for the class of shares in which you choose to invest in the "FUND NUMBER" column.

                                                   Fund Number
                                               Class A     Class B
          GROWTH-ORIENTED FUNDS                shares      shares
                Domestic
     Balanced Fund                               105         205
     Blue Chip Fund                              110         210
     Capital Value Fund                          120         220
     Growth Fund                                 140         240
     MidCap Fund                                 130         230
     Real Estate Fund                            148         248
     SmallCap Fund                               149         249
     Utilities Fund                              160         260
             International
     International Emerging Markets Fund         143         243
     International Fund                          165         265
     International SmallCap Fund                 144         244

                                                   Fund Number
                                               Class A     Class B
         INCOME-ORIENTED FUNDS                 shares      shares

     Bond Fund                                   115         215
     Government Securities Income Fund           135         235
     High Yield Fund                             145         245
     Limited Term Bond Fund                      147         247
     Tax-Exempt Bond Fund                        150         250

         MONEY MARKET FUNDS

     Cash Management Fund                        125
     Tax-Exempt Cash Management Fund             155

*    Indicate  the amount (lump sum,  monthly,  or both) you are  investing.  To establish a monthly Automatic  Investment Plan (AIP) complete Section 2 of the  application,  the  Check  Authorization  Form  at  the  end  of  these instructions  and  include a voided  check or  deposit  slip.  If a monthly investment date is not provided in Section 2, monthly  investments  will be completed on the 15th day of each month,  or the following  business day if the 15th is not a business  day. An  additional  waiver form is required to
     invest  more  than  $250,000  in  Class  B  shares.   Ask  your  registered
     representative  for  details.  The  minimum  amounts  you may invest are as follows:

                                     Monthly
                                                        Amounts on AIP or                 Additional Lump
     Type of Investment          Initial Lump Sums      Payroll Deduction                 Sum Investments

     *Growth - or Income -            $1,000            $25                                    $100
      Oriented Funds
     *Money Market Funds              $1,000            $100 ($25 monthly if                   $100
                              the account has been
                            established with $1,000).

     *PATH Direction                  $10,000           $100 (only available after
      (A PATH selection form                            initial $10,000 investment             $500
      must also be completed.)                          is made).

SECTION 3:  INVESTOR INFORMATION

This section must be completed to establish an account. The information is necessary to enable Princor to fulfill its obligation to determine whether the investment is suitable.

SECTION 4:    SIGNATURE AND TAX NUMBER CERTIFICATION

The application must be signed exactly as your name appears in Section 1. If the account is registered to multiple owners, all owners must sign.

MM 1433

SECTION 5:  OPTIONAL FEATURES

     Optional account features and services are available. The options include:

     A.   Decline Telephone Services

     B. Dividend/Distribution/Redemption Elections - Indicate whether you want dividends and capital gains distributions, if any, paid in cash or paid to a bank account or invested in shares of another Principal Fund. If you do not indicate otherwise, dividends and capital gains distributions will be reinvested, at no charge, in additional shares of the Fund from which they are paid. If distributions are directed to a bank account, include a voided check or deposit slip. You may also have dividends and capital gains distributions from one Principal Fund automatically invested in shares of the same class of another Principal Fund by indicating the receiving Fund number under the Dividend Relay section. You must also complete the "Distribution to Bank Account" choice if you want fund redemptions directed to a bank account. A wire charge of up to $6 may apply to each payment wired to a bank account. No additional charge applies if payments are transferred to a bank account by means of an electronic funds transfer, but such a transfer may take up to 3 days to complete.

     C.   Checkwriting (for Class A shares of the Money Market Funds)

     D. Automatic Exchange Election - Complete this section to make monthly or quarterly investments in one or more Principal Funds by exchanging shares of the same class from another Principal Fund. Class A shares of the Limited Term Bond Fund can be exchanged only after they have been owned for 90 days or more. If an exchange date is not indicated in this section, automatic exchanges will be completed on the 15th day, or next business day if the 15th is not a business day.

     E. Periodic Withdrawal Election - Complete this section to receive periodic withdraws from a fund account. Also complete Section 5.B. if withdrawals are directed to a bank account. If no date is indicated, periodic withdrawals will be completed on the 15th day, or the next business day if the 15th is not a business day.

Section 6:  SALES CHARGE REDUCTION PRIVILEGES

Class A shares of the Funds may be purchased at a reduced sales charge in one of three ways:

     A. Statement of Intention - Complete this section if you, your spouse and dependents will be investing $50,000 or more over a 13-month period, or $1 million or more over a 2-year period.

     B. Rights of Accumulation - Complete this section to combine for sales charge purposes accounts owned by you, your spouse and dependents.

     C. Designated Investors - Complete this section if you are purchasing shares as a member of a group identified in the Prospectus or Statement of Additional Information eligible for reduced sales charge privileges.
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                            CHECK AUTHORIZATION FORM

I request Princor Financial Services Corporation ("Princor") or Norwest Bank Iowa, N.A., acting as agent for Princor, to obtain payment of the sums becoming due Princor by charging my account in the form of checks, drafts, or electronic debit entries, and I request and authorize the financial institution named below to accept and honor the same and to charge the same to my account. This Authorization will remain in effect until I notify Princor 31 days in advance in writing to terminate. This Authorization will become effective only upon acceptance by Princor at its home office.

Bank/Financial Institution Information
(please print clearly)

Clearly print the bank/financial institution name and address on the lines below.

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SIGNATURE OF DEPOSITOR

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SIGNATURE OF JOINT DEPOSITOR

(Joint signatures are required when bank account is in joint names. Please sign exactly as appearing on your bank's records and attach a voided check or deposit slip.)

Please check one:               ___ Checking
                                ___ Savings


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DATE

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DEPOSITOR'S DAYTIME TELEPHONE

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ACCOUNT NAME (if other than name of Depositor)

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BANK ACCOUNT NUMBER

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TRANSIT NUMBER